Exhibit 4.55

CONFIRMATION AND AMENDMENT AGREEMENT

Dated 24 October 2016

WITH RESPECT TO THE

LUXEMBOURG CLAIMS PLEDGE AGREEMENT DATED 12 JANUARY 2011,

AS AMENDED

This Confirmation and Amendment Agreement with respect to the Luxembourg Claims Pledge Agreement dated 12 January 2011 (as amended from time to time) dated                      2016 (the “Agreement”), has been entered by and,

BETWEEN:

(1)	The Pledgors set forth in Schedule 1 (together the “Pledgors” and each a “Pledgor”);

AND

(2)	Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Collateral Trustee for the Secured Parties together with its successors and assigns in such capacity (the “Collateral Trustee” or the “Pledgee”);

IN THE PRESENCE OF:

(3)	The Debtors set forth in Schedule 2 (together the “Debtors” and each a “Debtor”);

IT IS AGREED as follows:

(1)	Capitalized terms used herein as defined terms shall have the meaning given thereto in the Pledge Agreement (as defined below), unless otherwise defined in the present Agreement, and:

Credit Facility Obligations	Shall have the meaning given to such term in the 2022 Indenture;

2022 Indenture	Means the Indenture for the 2022 Notes of Intelsat Jackson Holdings S.A. dated 30 June 2016 between Intelsat Jackson Holdings S.A. as Issuer, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee;

2022 Notes	Means the 9.5% Senior Secured Notes due 2022 issued by Intelsat Jackson Holdings S.A. under the 2022 Indenture;

2024 Indenture	Means the Indenture for the 2024 Notes of Intelsat Jackson Holdings S.A. dated as of March 29, 2016 between Intelsat Jackson Holdings S.A. as Issuer, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee;

2024 Notes	Means the 8% Senior Secured Notes due 2024 issued by Intelsat Jackson Holdings S.A. under the 2024 Indenture;

Pledge Agreement	Means the Luxembourg Claims Pledge Agreement dated 12 January 2011 (as amended from time to time) between the Pledgors and the Pledgee; and

RCS	Means the Registre de Commerce et des Sociétés of Luxembourg.

(2)	The Schedules to this Agreement form an integral part thereof.

(3)	The Pledgee shall not be responsible for the sufficiency of any terms used herein.

(4)	The Pledgors and the Pledgee agree, and the Debtors acknowledge, that the definition of “Secured Obligations” in the Pledge Agreement shall read as follows:

“Secured Obligations” means the Credit Facility Obligations and, without duplication, the guarantees by the Issuer and the Guarantors of all Notes Obligations (as defined in the 2024 Indenture) in relation to the 2024 Notes and the guarantees by the Issuer and the Guarantors of all Notes Obligations (as defined in the 2022 Indenture) in relation to the 2022 Notes, any obligations of the Issuer and the Guarantors under any additional notes issued under the 2024 Indenture and the 2022 Indenture, and any other Secured Obligations as defined in the Pledge Agreement to the extent not included in the foregoing.

(5)	The Pledgors and the Pledgee agree, and the Debtors acknowledge, that the following definitions shall be included to clause 1.1 (“Definitions and interpretation”) of the Pledge Agreement:

Credit Facility Obligations	Shall have the meaning given to such term in the 2022 Indenture;

2022 Indenture	Means the Indenture for the 2022 Notes of Intelsat Jackson Holdings S.A. dated 30 June 2016 between Intelsat Jackson Holdings S.A. as Issuer, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee;

2022 Notes	Means the 9.5% Senior Secured Notes due 2022 issued by Intelsat Jackson Holdings S.A. under the 2022 Indenture;

2024 Indenture	Means the Indenture for the 2024 Notes of Intelsat Jackson Holdings S.A. dated as of March 29, 2016 between Intelsat Jackson Holdings S.A. as Issuer, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee; and

2024 Notes	Means the 8% Senior Secured Notes due 2024 issued by Intelsat Jackson Holdings S.A. under the 2024 Indenture.

(6)	To the extent necessary, the Pledgors, the Pledgee and the Debtors hereby confirm that the Pledged Assets pledged pursuant to the relevant Pledge Agreement are and continue to be subject to the relevant Pledge, such Pledge securing, further to this Agreement, the Secured Obligations as defined in clause (4).

(7)	The parties hereto agree that Clauses 1.2 and 15 to 19 of the Pledge Agreement are included by way of reference into the present Agreement.

(8)	This Agreement may be executed in any number of counterparts and by way of facsimile or scanned PDF exchange of executed signature pages, all of which together shall constitute one and the same Agreement.

Schedule 1

The Pledgors

(1)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B149.959;

(2)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B156.669; and

(3)	Intelsat Align S.à r.l., a société a responsabilité limitée under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B174.892.

Schedule 2

The Debtors

(1)	Intelsat S.A. , a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B162.135;

(2)	Intelsat Investment Holdings S.à r.l., a société à responsabilité limitée under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B162.240;

(3)	Intelsat Holdings S.A., a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B149.954;

(4)	Intelsat Investments S.A., a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B149.970;

(5)	Intelsat (Luxembourg) S.A., a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B149.942;

(6)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B149.959;

(7)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B156.669;

(8)	Intelsat Align S.à r.l., a société a responsabilité limitée under the laws of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B174.892.

Signature Page – Confirmation and Amendment Agreement to the Luxembourg Claims Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgors:

Intelsat Jackson Holdings S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Intelsat Operations S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Intelsat Align S.à r.l.

By:	/s/ Jean-Philippe Gillet
Name:	Jean-Philippe Gillet
Title:	Director

Signature Page – Confirmation and Amendment Agreement to the Luxembourg Claims Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgee:

Wilmington Trust, National Association

By:	/s/ Joshua G. James
Name:	Joshua G. James
Title:	Vice President

Signature Page – Confirmation and Amendment Agreement to the Luxembourg Claims Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Debtors:

Intelsat S.A.

By:	/s/ Stephen Spengler
Name:	Stephen Spengler
Title:	Chief Executive Officer

Intelsat Investment Holdings S.à r.l.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Intelsat Holdings S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Intelsat Investments S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Intelsat (Luxembourg) S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Signature Page – Confirmation and Amendment Agreement to the Luxembourg Claims Pledge Agreement

Intelsat Jackson Holdings S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Intelsat Operations S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Deputy Chairman and Secretary

Intelsat Align S.à r.l.

By:	/s/ Jean-Philippe Gillet
Name:	Jean-Philippe Gillet
Title:	Director